Exhibit 10.17

CANCELLATION AGREEMENT

THIS CANCELLATION AGREEMENT (this “Agreement”), is entered into effective as of September 25, 2025, by and between John Feliciano III, an individual residing at New Jersey (“Option Holder”) and Toppoint Holdings Inc., a Nevada corporation (the “Company”).

RECITALS

WHEREAS, Option Holder was granted an option to purchase 1,150,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) under the Company’s 2022 equity incentive plan (the “Plan”) on May 21, 2025, pursuant to that certain Stock Option Agreement, dated May 21, 2025 (the “Option Agreement”), by and between the Company and Option Holder (the “Cancellation Option”);

WHEREAS, the Company and the Option Holder desire to cancel such Cancellation Option.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned do hereby agree as follows:

1. Option Holder hereby agrees to surrender the Cancellation Option to the Company for cancellation. After such cancellation, Option Holder acknowledges and agrees that all such Cancellation Option shall no longer be outstanding and Option Holder shall have no further rights with respect to (a) any of the Cancellation Option, or (b) the acquisition of any equity interest in the Company pursuant to the Option Agreement.

2. At the request of the Company and without further consideration, Option Holder will execute and deliver such other instruments of transfer, conveyance, assignment and confirmation as may be reasonably requested in order to effectively transfer, convey and assign to the Company for cancellation of the Cancellation Option.

3. Option Holder irrevocably waives, releases, and discharges the Company and the Company’s agents and representatives from any and all claims, demands, obligations, liabilities, causes of action, or rights of any kind, whether known or unknown, arising out of or relating to the Cancellation Option, including, without limitation, any claims for damages, penalties, or specific performance related to the Cancellation Option. Such release and discharge shall apply both retroactively to any actions or events relating to the Cancellation Option that occurred on or before the date of this Agreement, and prospectively to any actions or events relating to the Cancellation Option that occur after the date of this Agreement to the extent reasonably foreseeable by each of the parties.

4. Option Holder acknowledges being advised to consult personal legal and tax advisors regarding this Agreement and hereby represents having full power to enter into and perform this Agreement and that no assignment or lien exists on the Cancellation Option.

5. This Agreement shall become effective upon receipt by the Company and Option Holder of counterpart signatures to this Agreement duly executed and delivered by the Company and Option Holder.

6. This Agreement shall inure to the benefit of and be binding upon each of the parties and each of their respective successors and assigns.

7. This Agreement constitutes the sole and entire agreement of the parties with respect to the subject matter contained herein and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter.

8. This Agreement shall be governed by and construed under the laws of the State of Nevada without regard to principles of conflicts of law.

9. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Cancellation Agreement to be executed as of the date first above written.

JOHN FELICIANO III

/s/ John Feliciano III

TOPPOINT HOLDINGS INC.

By:	/s/ Hok C Chan
	Name:	Hok C Chan
	Title:	Chief Executive Officer

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